AMENDMENT NO. 2 TO AMENDED AND RESTATED CREDIT AGREEMENT

This AMENDMENT NO. 2 TO AMENDED AND RESTATED CREDIT AGREEMENT dated as of December 31, 2019 (the “Amendment”), between Air T, Inc., a Delaware corporation (the “Borrower”), and Minnesota Bank & Trust, a Minnesota state banking corporation (the “Lender”).

RECITALS:

A.    The Borrower and the Lender are parties to that certain Amended and Restated Credit Agreement dated as of March 28, 2019, as amended by that certain Amendment No. 1 to Amended and Restated Credit Agreement dated as of September 24, 2019 (the “Original Agreement”).

B.    The Borrower has requested that the Lender amend the Original Agreement to, among other things, provide a separate revolving line of credit in the maximum amount of up to $10,000,000, to be secured by, inter alia, the pledge of depository accounts with an aggregate cash balance of $10,000,000, for the purposes of providing liquidity to Borrower’s wholly-owned Subsidiaries, OZ1, OZ2 and OZ3 (as hereinafter defined).
C.    Subject to the terms and conditions of this Amendment, the Lender will agree to the foregoing request of the Borrower.

NOW, THEREFORE, the parties agree as follows:

1.Defined Terms. All capitalized terms used in this Amendment shall, except where the context otherwise requires, have the meanings set forth in the Original Agreement as amended hereby.
2.    Amendments. The Original Agreement is hereby amended as follows:
(a)    The definitions of the terms “Commitment”, “Loan”, “Loan Documents”, “Maturity Date” appearing in Section 1.01 of the Original Agreement are hereby amended in their respective entireties to read as follows:
“    ‘Commitment(s)’ means the Supplemental Revolving Credit Commitment and the Revolving Credit Commitment.

‘Loan’ means any Revolving Credit Loan, any Supplemental Revolving Credit Loan or any Term Loan, as the context may require, and “Loans” means either Revolving Credit Loans, Supplemental Revolving Credit Loans or Term Loans, as the context may require.

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‘Loan Documents’ means, collectively, this Agreement, the Security Agreement, the Guaranty, the Collateral Account Agreements, the Supplemental Revolving Credit Note, the Revolving Credit Note, the Supplemental Revolving Credit Note, the Term Notes, the North Carolina Assignment, the North Carolina Deed of Trust, each Hedge Agreement and all other agreements, documents, certificates and instruments executed and delivered to the Lender by any Loan Party or by any Pledgor Party in connection therewith

‘Maturity Date’ means, the earlier of: (a) the date on which the Loans become due and payable under Section 8.02 upon the occurrence of an Event of Default; or (b) (i) the Revolving Credit Termination Date for the Revolving Credit Loans; (ii) the Supplemental Revolving Credit Termination Date for the Supplemental Revolving Credit Loans; or (iii) January 1, 2028 for Term Loan A, Term Loan B and Term Loan D.

(b)    Section 1.01 of the Original Agreement is hereby further amended by inserting the following new definitions of the terms “Collateral Account”, “OZ1”, “OZ2”, “OZ3”, “Pledged Funds”, “Pledgor Party(ies)”, “Second Amendment”, “Second Amendment Effective Date”, “Supplemental Revolving Credit Commitment”, “Supplemental Revolving Credit Commitment Fee”, “Supplemental Revolving Credit Commitment Period”, “Supplemental Revolving Credit Loans”, “Supplemental Revolving Credit Note”, “Supplemental Revolving Credit Termination Date” in the appropriate alphabetical order:
“    ‘Collateral Account(s)’ means non-interest bearing depository collateral accounts maintained with, held in the name of, and subject to the exclusive dominion and control of, Lender for the purpose of holding assets as security for, and for application by Lender (to the extent available) to the payment of the unpaid balance of the Obligations.
‘OZ1’ means Air T OZ 1, LLC, a Minnesota limited liability company.
‘OZ2’ means Air T OZ 2, LLC, a Minnesota limited liability company.
‘OZ3’ means Air T OZ 3, LLC, a Minnesota limited liability company.
‘Pledged Funds’ means, at any date of determination, the aggregate amount of cash on deposit in the Collateral Accounts.
‘Pledgor Party(ies)’ means, individually or collectively, as the case may be, OZ1, OZ2 and OZ3.
‘Second Amendment’ means that certain Amendment No. 2 to Amended and Restated Credit Agreement dated as of December 31, 2019.”
‘Second Amendment Effective Date’ means the ‘Effective Date’ as such term is defined in the Second Amendment.

‘Supplemental Revolving Credit Commitment’ means the obligation of the Lender to make Supplemental Revolving Credit Loans in an aggregate principal amount not to exceed $10,000,000, as the same may be changed from time to time pursuant to the terms hereof.
‘Supplemental Revolving Credit Commitment Fee’ has the meaning set forth in Section 2.11A.
‘Supplemental Revolving Credit Commitment Period’  means the period from and including the Second Amendment Effective Date to the Supplemental Revolving Credit Termination Date.
‘Supplemental Revolving Credit Loans’ means any Supplemental Revolving Credit loan made by the Lender under Section 2.04A.
‘Supplemental Revolving Credit Note’ means the promissory note of the Borrower described in Section 2.06(e), as such promissory note may be amended, modified or supplemented from time to time, and such term shall include any substitutions for, or renewals of, such promissory note.
‘Supplemental Revolving Credit Termination Date’ means the earliest to occur of (a) June 30, 2020, (b) the date the Supplemental Revolving Credit Commitment is reduced to zero pursuant to Section 2.05A, and (c) the termination of the Supplemental Revolving Credit Commitment pursuant to Section 8.02.
(c)    The Original Agreement is hereby amended by inserting a new Section 2.03A, immediately after Section 2.03, to read as follows:
“    2.03A    Supplemental Revolving Credit Commitment.

(a)    Subject to the terms and conditions of this Agreement, the Lender agrees to make Supplemental Revolving Credit Loans to the Borrower from time to time during the Supplemental Revolving Credit Commitment Period in an aggregate principal amount at any one time outstanding not to exceed the lesser of (i) the Supplemental Revolving Credit Commitment, or (ii) the aggregate amount of Pledged Funds. During the Supplemental Revolving Credit Commitment Period the Borrower may use the Supplemental Revolving Credit Commitment by borrowing, prepaying the Supplemental Revolving Credit Loans in whole or in part, and re-borrowing, all in accordance with the terms and conditions hereof.

(b)    The Borrower shall repay all outstanding Supplemental Revolving Credit Loans on the Supplemental Revolving Credit Termination Date.

(d)    The Original Agreement is hereby amended by inserting a new Section 2.04A, immediately after Section 2.04, to read as follows:
“    Section 2.04A    Procedures for Supplemental Revolving Credit Borrowing. The Borrower shall either (a) submit a draw request to the Lender in writing or telephonically; or (b) use the Lender’s electronic banking systems to request each proposed borrowing in accordance with the requirements of such systems as may be in effect from time to time. Each such notice shall be effective upon receipt by the Lender, shall be irrevocable, and shall specify the date and amount of borrowing requested. At the request of the Lender, a telephonic request must be confirmed in writing by the Borrower within three (3) Business Days after such request So long as (a) all conditions precedent set forth in Article IV with respect to such borrowing have been satisfied, and (b) the aggregate outstanding balance of Supplemental Revolving Credit Loans at such time does not exceed the lesser of (i) the Supplemental Revolving Credit Commitment, or (ii) the aggregate amount of Pledged Funds, after giving effect to such Supplemental Revolving Credit Loan, the Lender shall provide immediately available funds to the Borrower in the amount of such requested borrowing on the requested borrowing date by depositing such funds into depository account number 161010277, maintained by the Borrower with the Lender. Each such borrowing shall be on a Business Day.”

(e)    The Original Agreement is hereby amended by inserting a new Section 2.05A, immediately after Section 2.05, to read as follows:
“    Section 2.05A    Termination or Reduction of Revolving Credit Commitment.

Upon not less than three Business Days’ notice to the Lender, the Borrower shall have the right to terminate the Supplemental Revolving Credit Commitment or, from time to time, to reduce the aggregate amount of the Supplemental Revolving Credit Commitment; provided, that no such termination or reduction of Supplemental Revolving Credit Commitment shall be permitted if, after giving effect thereto and to any prepayments of the Supplemental Revolving Credit Loans made on the effective date thereof, the outstanding principal balance of Supplemental Revolving Credit Loans would exceed the aggregate amount of Pledged Funds. Any such partial reduction shall be in an amount equal to $500,000, or a whole multiple thereof, and shall reduce permanently the Supplemental Revolving Credit Commitment then in effect.”

(f)    Section 2.06 of the Original Agreement is hereby amended by redesignating existing Section 2.06(e) as Section 2.06(f), redesignating existing Section 2.06(f) as Section 2.06(g), and by inserting a new Section 2.06(e) to read as follows:
“    (e)    Supplemental Revolving Note. The Supplemental Revolving Credit Loans made by the Lender shall be evidenced by an Supplemental Revolving Credit Note in the initial amount of the Supplemental Revolving Credit Commitment. The Supplemental Revolving Credit Loans and the Supplemental Revolving Credit Note shall mature and be payable at Maturity of the Supplemental Revolving Credit Loans. The Lender shall enter in its records the amount of each of its Supplemental Revolving Credit Loans, the rate of interest borne on such Supplemental Revolving Credit Loans, and the payments of the Supplemental Revolving Credit Loans received by the Lender, and such records shall be conclusive evidence of the subject matter thereof, absent manifest error.”

(g)    Section 2.07 of the Original Agreement is hereby amended by inserting a new Section 2.07(iii) to read as follows:
“    (iii)    Supplemental Revolving Credit Loans. The Borrower shall have the right, by giving written notice to the Lender by not later than 3:00 p.m. (Minneapolis time) on the Business Day of such payment, to voluntarily prepay the Supplemental Revolving Credit Loans in whole or in part at any time without premium or penalty.”

(h)    Section 2.08 of the Original Agreement is hereby amended by inserting a new Section 2.08(c) to read as follows:
“    (c)    Supplemental Revolving Credit Loans. If, at any time, the aggregate outstanding principal balance of Supplemental Revolving Credit Loans exceeds the lesser of (i) the Supplemental Revolving Credit Commitment or (ii) the aggregate amount of Pledged Funds, then the Borrower shall immediately prepay the Supplemental Revolving Credit Loans by the amount of such excess together with interest on the amount prepaid.”

(i)    Section 2.10 of the Original Agreement is hereby amended by inserting a new Section 2.10(c) to read as follows:
“    (b)    Supplemental Revolving Credit Loans. The Borrower agrees to pay interest on the outstanding principal amount of the Supplemental Revolving Credit Loans at the rates and at the times specified in the Supplemental Revolving Credit Note.”

(j)    The Original Agreement is hereby amended by inserting a new Section 2.11A, immediately after Section 2.11, to read as follows:
“    Section 2.11A    Supplemental Revolving Credit Commitment Fee. The Borrower shall pay to the Lender a fee (the “Supplemental Revolving Credit Commitment Fee”) in an amount determined by applying a rate of eleven hundredths of one percent (0.11%) per annum to the average daily excess of the Supplemental Revolving Credit Commitment over the outstanding principal balance of the Supplemental Revolving Credit Loans. Such Supplemental Revolving Credit Commitment Fee shall be payable to the Lender in arrears on the last day of each calendar month, commencing January 31, 2020, and on the Supplemental Revolving Credit Termination Date.”

(k)    Section 3.02(b) of the Original Agreement is hereby amended by inserting the phrase “or any Supplemental Revolving Credit Commitment” immediately after the reference therein to “any Revolving Credit Commitment”.
(l)    Section 6.09 of the Original Agreement is hereby amended in its entirety to read as follows:
“    Section 6.09    Use of Proceeds. Use the proceeds of the Loans (a) to finance the acquisition of assets by the Borrower and the Domestic Subsidiaries in the ordinary course of business, including the purchase of inventory and equipment, (b) to finance Capital Expenditures of the Borrower and of its Domestic Subsidiaries, and (c) for general corporate purposes of the Borrower, in each case to the extent not prohibited under any Requirement of Law or the Loan Documents. Notwithstanding the foregoing, proceeds of the Supplemental Revolving Credit Loans shall be used solely to provide liquidity to the Pledgor Parties.

(m)    The preambles to Articles VI and VII of the Original Agreement are hereby amended by inserting the phrase “or any Supplemental Revolving Credit Commitment” immediately after each reference therein to the Revolving Credit Commitment.
(n)    Articles VI, VII and VIII are generally amended to include references to the Pledgor Parties when referencing the Loan Parties (e.g, Section 8.01(h) is amended to read “any Loan Party or any Pledgor Party contests in any manner the validity or enforceability of any provision of any Loan Document”).
(o)    Section 8.01(h)(iii) of the Original Agreement is hereby amended by substituting “Supplemental Revolving Credit Commitment” for the occurrence therein of “Term Loan Commitment”.

(p)    Section 8.01 of the Original Agreement is hereby amended by deleting the occurrence of “or” at the end of Section 8.01(j), redesignating existing Section 8.01(k) as Section 8.01(m) and by inserting new Sections 8.01(k) and 8.01(l) to read as follows:
“    (k)    any Collateral Account ceases for any reason to be valid, binding and in full force and effect or for any reason the Lender ceases to a first and only priority Lien in any Pledged Funds;

(l)     any Pledgor Party contests in any manner the validity or enforceability of any provision of any Collateral Account Agreement; or”

(q)    Schedule 5.17 to the Original Agreement is hereby amended in its entirety to conform with the form of Schedule 5.17 (Amended 12/2019) attached to this Amendment.
3.    Conditions to Effectiveness. This Amendment shall become effective on the date (the “Effective Date”) when, and only when, the Lender shall have received:
(a)    this Amendment, duly executed by a Responsible Officer of Borrower;
(b)    a promissory note (the “Supplemental Revolving Credit Note”), in the form attached as Exhibit A to this Amendment, duly executed by Borrower;
(c)    a certificate of the secretary of Borrower in the form provided by the Bank, appropriately completed and duly executed by Borrower’s secretary;
(d)    payment of a non-refundable amendment fee in the amount of $15,000, in immediately available funds;
(e)    an Acknowledgment and Agreement, in the form provided by the Lender, duly executed by each Guarantor;
(f)    a certification of formation, certified by the Secretary of State of the state of Minnesota, for each of (i) Air T OZ 1, LLC, a Minnesota limited liability company (“OZ 1), (ii) Air T OZ 2, LLC, a Minnesota limited liability company (“OZ 2”), and Air T OZ 3, LLC, a Minnesota limited liability company (“OZ 3”; and together with OZ 1 and OZ 2 being collectively referred to herein as the “Pledgor Parties” and individually as a “Pledgor Party”);
(g)    a copy of the limited liability company agreement of each Pledgor Party;
(h)    resolutions of the managers of each Pledgor Party authorizing the execution and delivery of each Loan Document to which such Pledgor Party is or is to be a party;
(i)    a certification that the names and signatures of the officers of each Pledgor Party authorized to sign each Loan Document to which such Pledgor Party is or is to be a party are true and correct;

(j)    separate Collateral Account Agreement documents, each in the form provided by Lender and duly executed by the respective Pledgor Parties;
(k)    results of a recent lien searches in each of the jurisdictions where each Pledgor Party is organized and its assets are located, and such searches reveal no Liens on any of the assets of the Pledgor Parties;
(l)    the Pledgor Parties shall have deposited not less than an aggregate amount of $10,000,000 in the Collateral Accounts;
(m)    a letter agreement, in the form provided by Lender, duly executed by the Borrower and each Pledgor Party confirming the termination of that certain Credit Agreement dated December 31, 2019, by and among the Pledgor Parties as the “Borrowers”, the Borrower as “Parent” and the Lender; and
(n)    such other documents as the Lender may reasonably request.
4.    Representations and Warranties. To induce the Lender to enter into this Amendment, the Borrower represents and warrants to the Lender as follows:
(a)    The execution, delivery and performance by the Borrower of this Amendment, the Supplemental Revolving Credit Note, and any other Loan Document to which the Borrower is a party have been duly authorized by all necessary corporate action, do not require any approval or consent of, or any registration, qualification or filing with, any government agency or authority or any approval or consent of any other person (including, without limitation, any shareholder), do not and will not conflict with, result in any violation of or constitute any default under, any provision of the Borrower’s articles of incorporation or bylaws, any agreement binding on or applicable to the Borrower or any of its property, or any law or governmental regulation or court decree or order, binding upon or applicable to the Borrower or of any of its property and will not result in the creation or imposition of any security interest or other lien or encumbrance in or on any of its property pursuant to the provisions of any agreement applicable to the Borrower or any of its property;
(b)    The representations and warranties contained in the Original Agreement are true and correct as of the date hereof as though made on that date except: (i) to the extent that such representations and warranties relate solely to an earlier date; and (ii) that the representations and warranties set forth in Section 5.04 of the Original Agreement to the audited annual financial statements and internally-prepared interim financial statements of the Borrower shall be deemed to be a reference to the audited financial statements and interim financial statements, as the case may be, of the Borrower most recently delivered to the Lender pursuant to Section 6.01(a) or 6.01(b) of the Original Agreement;
(c)    No events have taken place and no circumstances exist at the date hereof which would give the Borrower the right to assert a defense, offset or counterclaim to any claim by the Lender for payment of the Obligations;

(d)    The Original Agreement, as amended by this Amendment, the Supplemental Revolving Credit Note, and each other Loan Document to which the Borrower is a party are the legal, valid and binding obligations of the Borrower and are enforceable in accordance with their respective terms, subject only to bankruptcy, insolvency, reorganization, moratorium or similar laws, rulings or decisions at the time in effect affecting the enforceability of rights of creditors generally and to general equitable principles which may limit the right to obtain equitable remedies; and
(e)    Before and after giving effect to this Amendment, there does not exist any Default or Event of Default.
5.    Release. The Borrower hereby releases and forever discharges the Lender and its successors, assigns, directors, officers, agents, employees and participants from any and all actions, causes of action, suits, proceedings, debts, sums of money, covenants, contracts, controversies, claims and demands, at law or in equity, which the Borrower ever had or now has against the Lender or its successors, assigns, directors, officers, agents, employees or participants by virtue of the Lender’s relationship to the Borrower in connection with the Loan Documents and the transactions related thereto
6.    Reference to and Effect on the Loan Documents.
(a)    From and after the date of this Amendment, each reference in the Original Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Original Agreement, and each reference to the “Credit Agreement”, the “Credit Agreement”, “thereunder”, “thereof”, “therein” or words of like import referring to the Original Agreement in any other Loan Document shall mean and be a reference to the Original Agreement as amended hereby; and except as specifically set forth above, the Original Agreement remains in full force and effect and is hereby ratified and confirmed.
(b)    The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lender under the Agreement or any other Loan Document, nor constitute a waiver of any provision of the Agreement or any such other Loan Document.
7.    Costs, Expenses and Taxes. The Borrower agrees to pay on demand all costs and expenses of the Lender in connection with the preparation, reproduction, execution and delivery of this Amendment and the other documents to be delivered hereunder or thereunder, including their reasonable attorneys’ fees and legal expenses. In addition, the Borrower shall pay any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution and delivery, filing or recording of this Amendment and the other instruments and documents to be delivered hereunder and agrees to save the Lender harmless from and against any and all liabilities with respect to, or resulting from, any delay in the Borrower’s paying or omission to pay, such taxes or fees.
8.    Governing Law. THE VALIDITY, CONSTRUCTION AND ENFORCEABILITY OF THIS AMENDMENT SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE

OF MINNESOTA, WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THEREOF.
9.    Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.
10.    Counterparts. This Amendment may be executed in counterparts and by separate parties in separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same document. Receipt by telecopy, pdf file or other electronic means of any executed signature page to this Amendment shall constitute effective delivery of such signature page.
11.    Recitals. The Recitals hereto are incorporated herein by reference and constitute a part of this Amendment.
[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first above.

AIR T, INC.

By:
Name:
Its:

MINNESOTA BANK & TRUST

By:_________________________________
Name:    Eric P. Gundersen
Title:     Senior Vice President

[signature page Amendment No. 2 to Amended and Restated Credit Agreement]

Exhibit A

Form of Supplemental Revolving Credit Note

[see attached\

Schedule 5.17
(Amended 12/2019)

Subsidiaries; Equity Interests

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